Exhibit 99.1

	Sales					Gross Profit (Loss)
	Fiscal Year 2015					Fiscal Year 2015
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4		Full Year
Aviation Services:
Commercial	$236.5	$243.7	$238.9	$266.6	$985.7	$36.6	$40.3	$38.2	$(21.6	)(a)	$93.5
Defense	75.1	82.2	79.5	93.6	330.4	11.6	13.6	12.5	12.6		50.3
	311.6	325.9	318.4	360.2	1,316.1	48.2	53.9	50.7	(9.0)		143.8
Expeditionary Services:
Commercial	1.9	6.6	6.6	3.7	18.8	0.1	0.8	0.3	0.3		1.5
Defense	81.6	70.8	55.1	51.9	259.4	14.1	12.5	(0.9)	(11.7	)(b)	14.0
	83.5	77.4	61.7	55.6	278.2	14.2	13.3	(0.6)	(11.4)		15.5
AAR CORP. consolidated	$395.1	$403.3	$380.1	$415.8	$1,594.3	$62.4	$67.2	$50.1	$(20.4)		$159.3

	Fiscal Year 2014					Fiscal Year 2014
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4	Full Year
Aviation Services:
Commercial	$218.2	$240.6	$227.0	$234.1	$919.9	$35.3	$35.8	$29.6	$36.9	$137.6
Defense	82.8	92.2	62.7	73.6	311.3	6.3	9.8	8.7	10.1	34.9
	301.0	332.8	289.7	307.7	1,231.2	41.6	45.6	38.3	47.0	172.5
Expeditionary Services:
Commercial	3.4	2.2	1.4	4.7	11.7	—	—	0.2	0.8	1.0
Defense	125.5	123.8	108.7	108.2	466.2	30.2	31.7	27.8	25.7	115.4
	128.9	126.0	110.1	112.9	477.9	30.2	31.7	28.0	26.5	116.4
AAR CORP. consolidated	$429.9	$458.8	$399.8	$420.6	$1,709.1	$71.8	$77.3	$66.3	$73.5	$288.9

	Fiscal Year 2013					Fiscal Year 2013
	Q1	Q2	Q3	Q4	Full Year	Q1	Q2	Q3	Q4		Full Year
Aviation Services:
Commercial	$241.0	$232.5	$255.9	$259.7	$989.1	$34.6	$37.0	$30.4	$39.7		$141.7
Defense	68.4	66.3	61.0	62.1	257.8	8.1	9.3	7.9	(21.9	)(c)	3.4
	309.4	298.8	316.9	321.8	1,246.9	42.7	46.3	38.3	17.8		145.1
Expeditionary Services:
Commercial	2.6	2.7	2.6	2.9	10.8	—	—	—	—		—
Defense	162.5	129.5	128.0	130.2	550.2	31.7	26.4	27.0	29.3		114.4
	165.1	132.2	130.6	133.1	561.0	31.7	26.4	27.0	29.3		114.4
AAR CORP. consolidated	$474.5	$431.0	$447.5	$454.9	$1,807.9	$74.4	$72.7	$65.3	$47.1		$259.5

(a)   Loss reflects $61.4 million in impairment charges and other losses related to product lines and inventories identified as underperforming or not part of our strategy going forward.  These actions included aircraft in our aircraft lease portfolio and inventory in our supply chain and MRO operations.

(b)   Loss reflects $10.0 million in impairment charges related to certain aircraft and rotable assets in our expeditionary airlift business.

(c)   Loss reflects a $29.8 million charge due to lower revenue and profit expectations on a contract supporting the KC10 aircraft as a result of lower than expected flight hours of the KC10 aircraft and changes to our anticipated recovery of costs in excess of amounts billed within this contract